EXHIBIT 11.1

                  THE COOPER COMPANIES, INC. AND SUBSIDIARIES
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                                                 YEARS ENDED OCTOBER 31,
                                                                           -----------------------------------
                                                                            1994          1993          1992
                                                                           -------      --------      --------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                                        FIGURES)
                                                                                        (AUDITED)

Primary:
     Loss from continuing operations before extraordinary items(1)....     $(4,786)     $(34,392)     $(17,962)
     Discontinued operations:
          Loss on sale of operations..................................           0       (13,657)       (9,300)
                                                                           -------      --------      --------
     Loss before extraordinary items..................................      (4,786)      (48,049)      (27,262)
     Extraordinary items..............................................           0           924           640
                                                                           -------      --------      --------
     Net income (loss)................................................     $(4,786)     $(47,125)     $(26,622)
                                                                           -------      --------      --------
                                                                           -------      --------      --------
     Weighted average number of common shares outstanding.............      31,082        30,377        27,669
                                                                           -------      --------      --------
                                                                           -------      --------      --------
     Primary net income (loss) per common share:
          Continuing operations.......................................     $ (0.15)     $  (1.13)     $  (0.64)
          Discontinued operations:
               Loss on sale of operations.............................        0.00         (0.45)        (0.34)
                                                                           -------      --------      --------
          Income (loss) before extraordinary items....................       (0.15)        (1.58)        (0.98)
          Extraordinary items.........................................        0.00          0.03          0.02
                                                                           -------      --------      --------
     Net income (loss) per common share...............................     $(0.15)      $(1.55)       $(0.96)
                                                                           -------      --------      --------
                                                                           -------      --------      --------
Fully diluted:
     Loss from continuing operations before extraordinary items(1)....     $(4,786)     $(34,392)     $(17,962)
     Discontinued operations:
          Loss on sale of operations..................................           0       (13,657)       (9,300)
                                                                           -------      --------      --------
     Loss before extraordinary items..................................      (4,786)      (48,049)      (27,262)
     Extraordinary items on a fully diluted basis.....................           0           924           640
                                                                           -------      --------      --------
     Net income (loss) on a fully diluted basis.......................     $(4,786)     $(47,125)     $(26,622)
                                                                           -------      --------      --------
                                                                           -------      --------      --------
     Weighted average number of common shares outstanding.............      31,060        30,377        27,669
                                                                           -------      --------      --------
                                                                           -------      --------      --------
     Total common shares assuming full dilution.......................      31,060        30,377        27,669
                                                                           -------      --------      --------
                                                                           -------      --------      --------
     Fully diluted net income (loss) per common share:
          Continuing operations.......................................     $ (0.15)     $  (1.13)     $  (0.64)
          Discontinued operations:
               Loss on sale of operations.............................        0.00         (0.45)        (0.34)
                                                                           -------      --------      --------
          Income (loss) before extraordinary items....................       (0.15)        (1.58)        (0.98)
          Extraordinary items.........................................        0.00          0.03          0.02
                                                                           -------      --------      --------
     Net income (loss) per common share on a fully diluted basis......     $(0.15)      $(1.55)       $(0.96)
                                                                           -------      --------      --------
                                                                           -------      --------      --------

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(1) After  dividend  requirements on  Senior Exchangeable  Redeemable Restricted
    Voting Preferred Stock of $320 in 1993 and $1,804 in 1992 and after dividend requirements on Series B Preferred Stock of $89 in 1994.